Yield10 Bioscience Appoints Willie Loh, Ph.D., Former Cargill Executive, to the Board of Directors

WOBURN, Mass. – Oct. 5, 2022 – Yield10 Bioscience, Inc. (Nasdaq:YTEN) (“Yield10” or the “Company”), an agricultural bioscience company, today announced that Willie Loh, Ph.D., was named to the Company’s Board of Directors effective October 4, 2022. Dr. Loh previously served as a Special Commercial and Technical Advisor to the Company. Dr. Loh was formerly Vice President, Market Development of Cargill Inc.’s Global Edible Oils Solutions group in North America. Cargill is a global food and agriculture company.

“We are delighted that Willie is expanding his role with Yield10 by serving on our Board of Directors,” said Oliver Peoples, Ph.D., Chief Executive Officer of Yield10 Bioscience. “His extensive knowledge of the commercial landscape for commodity and specialty oils including leading the development of omega-3 canola oil as well as his global business and operational management experience in grain seed, grain and oil sales will provide our team with important insights as we continue to advance our commercial plans for Camelina and shape the future of Yield10. Willie brings critical value chain experience at a time when Yield10 is transitioning to a commercial operation to supply Camelina grain to the seed processing and biofuel sectors.”

“Despite recent supply chain challenges, there remains an unprecedented global demand for vegetable oil production across biofuels, human nutrition and animal feed markets,” said Dr. Loh. “Yield10’s leadership in the development of Camelina as a new commercial crop has the potential to address the growing gap between vegetable oil supply and demand. Based on the positive attributes of the crop, I believe Camelina represents a viable solution for long-term production, benefitting growers, energy users and consumers alike. I look forward to continuing to work with the Yield10 team and contributing to the Company’s commercial success.”

Dr. Loh retired in 2020 as Vice President of Cargill’s Global Edible Oil Solutions group in North America, where he was responsible for the market development of novel oil products and led its Project Management Office. Prior to this assignment, Dr. Loh led marketing professionals at Cargill responsible for strategic planning, new business development, product management and innovation in food ingredient oils, foodservice oils and planting seed. Dr. Loh joined Cargill in 1995 and led the specialty oils sales team for 10 years.

Dr. Loh earned a Ph.D. in Microbiology from the Ohio State University. He earned an M.S. in Botany from Rutgers University and a B.S. in Biology from Columbia University. Dr. Loh also worked as a Post-Doctoral Research Fellow in Cell and Molecular Biology at the University of Virginia. He has published original research articles in Oil Chemistry, Oilseed Biochemistry, Microbial Physiology and Plant Molecular Genetics and has been granted more than a dozen patents in these areas.
About Yield10 Bioscience

Yield10 Bioscience, Inc. is an agricultural bioscience company that is using its differentiated trait gene discovery platform, the “Trait Factory”, to develop improved Camelina varieties to produce proprietary seed products, and to discover high value genetic traits for the agriculture and food industries. Our goals are to efficiently establish a high value seed products business based on developing superior varieties of Camelina to produce biofuel feedstock oils, PHA bioplastics and omega-3 (DHA+EPA) oils and to license our yield traits to major seed companies for commercialization in major row crops, including corn, soybean and canola. Yield10 is headquartered in Woburn, MA and has an Oilseeds Center of Excellence in Saskatoon, Canada.

For more information about the company, please visit www.yield10bio.com, or follow the Company on Twitter, Facebook and LinkedIn.

(YTEN-G)

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release which are not strictly historical, including, without limitation, the Company’s expectations regarding Dr. Loh’s contributions and insights; Camelina’s potential to address the gap between vegetable oil supply and demand; the belief that Camelina will be welcomed by the vegetable oil industry; and the Company’s goals and plans for commercialization, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including the risks and uncertainties detailed in Yield10 Bioscience's filings with the Securities and Exchange Commission. Yield10 assumes no obligation to update any forward-looking information contained in this press release or with respect to the matters described herein.

Contacts:
Yield10 Bioscience:
Lynne H. Brum, (617) 682-4693, LBrum@yield10bio.com

Investor Relations:
Bret Shapiro, (561) 479-8566, brets@coreir.com
Managing Director, CORE IR

Media Inquiries:
Eric Fischgrund, eric@fischtankpr.com
FischTank PR